Exhibit 99.(l)(7)

SEED MONEY AGREEMENT

          SEED MONEY AGREEMENT (the “Agreement”) made as of September 10, 2009, by and between Teachers Insurance and Annuity Association of America (“TIAA”), a corporation existing under the laws of the State of New York, and TIAA-CREF Funds (the “Funds”), a Delaware statutory trust.

          1. TIAA hereby agrees to invest on September 14, 2009, or as soon as practicable thereafter, in the newly-established Institutional, Retirement and Retail Class of Bond Index Fund, a series of the Funds (the “Bond Index Classes”), as indicated on Schedule A hereto in the amounts indicated there.

          2. TIAA hereby agrees to invest on September 30, 2009, or as soon as practicable thereafter, in the newly-established Premier Class of the Funds and the Institutional and Retirement Class of the ten Lifecycle Index Funds, a sub-family of the Funds (collectively, the “Lifecycle Index and Premier Classes”), as indicated on Schedule A hereto in the amounts indicated there (collectively, the “Bond Index Classes” and the “Lifecycle Index and Premier Classes” are hereafter referred to as the “New Classes”).

          3. In consideration for such investment and without deduction of any charges, each Fund shall credit TIAA with shares of each New Class of which TIAA shall be the owner. Such New Class shares will share pro rata in the investment performance of each respective Fund and shall be subject to the same valuation procedures and the same periodic deductions as are other shares in that same share class of the series. The value of such New Class shares in each Fund on the day the initial investment is made shall be the respective initial net asset value struck on the commencement of operations of each New Fund and Class.

          4. TIAA represents that the shares acquired under this Agreement are being, and will be, acquired for investment (and not with a view to distribution or resale to the public) and can be disposed of only by redemption.

          5. Shares acquired under this Agreement will be held by TIAA for its own account until redeemed by TIAA. Amounts will be redeemed at prices equal to the respective net asset value of New Class shares next determined after the Funds receive TIAA’s proper notice of redemption.

          6. TIAA may purchase additional shares of the New Classes as the parties may agree.

          7. This Agreement will be construed and enforced in accordance with and governed by the provisions of the Investment Company Act of 1940 and the laws of the State of New York.

TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA

Name: Title:

TIAA-CREF FUNDS

Name: Title:

SCHEDULE A

Bond Index Classes

	Institutional	Retirement	Retail
Bond Index Fund	$97,000,000	$1,000,000	$1,000,000

Lifecycle Index and Premier Classes

Fund	Institutional Class	Retirement Class	Premier Class
Lifecycle Index Retirement Income Fund	$3,500,000	$250,000	$250,000
Lifecycle Index 2010 Fund	$3,500,000	$250,000	$250,000
Lifecycle Index 2015 Fund	$3,500,000	$250,000	$250,000
Lifecycle Index 2020 Fund	$3,500,000	$250,000	$250,000
Lifecycle Index 2025 Fund	$3,500,000	$250,000	$250,000
Lifecycle Index 2030 Fund	$3,500,000	$250,000	$250,000
Lifecycle Index 2035 Fund	$3,500,000	$250,000	$250,000
Lifecycle Index 2040 Fund	$3,500,000	$250,000	$250,000
Lifecycle Index 2045 Fund	$3,500,000	$250,000	$250,000
Lifecycle Index 2050 Fund	$3,500,000	$250,000	$250,000
Growth & Income Fund	—	—	$250,000
International Equity Fund	—	—	$250,000
Large-Cap Growth Fund	—	—	$250,000
Large-Cap Value Fund	—	—	$250,000
Mid-Cap Growth Fund	—	—	$250,000
Mid-Cap Value Fund	—	—	$250,000
Small-Cap Equity Fund	—	—	$250,000
Equity Index Fund	—	—	$250,000
International Equity Index Fund	—	—	$250,000
Social Choice Equity Fund	—	—	$250,000
Real Estate Securities Fund	—	—	$250,000
Bond Fund	—	—	$250,000
Bond Plus Fund	—	—	$250,000
Bond Index Fund	—	—	$1,000,000
Short-Term Bond Fund	—	—	$250,000
High-Yield Fund	—	—	$250,000
Inflation-Linked Bond Fund	—	—	$250,000
Money Market Fund	—	—	$250,000
Lifecycle 2010 Fund	—	—	$250,000
Lifecycle 2015 Fund	—	—	$250,000
Lifecycle 2020 Fund	—	—	$250,000
Lifecycle 2025 Fund	—	—	$250,000
Lifecycle 2030 Fund	—	—	$250,000
Lifecycle 2035 Fund	—	—	$250,000
Lifecycle 2040 Fund	—	—	$250,000
Lifecycle 2045 Fund	—	—	$250,000
Lifecycle 2050 Fund	—	—	$250,000
Lifecycle Retirement Income Fund	—	—	$250,000